Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Board of Directors of Jaguar Mining Inc.

We consent to the inclusion in this registration statement on Form 40-F of:
–	our auditors’ report dated March 22, 2007 on the consolidated balance sheets of Jaguar Mining Inc. (the “Company”) as at December 31, 2006 and 2005, and the consolidated statements of operations, deficit and cash flows for each of the years in the two-year period ended December 31, 2006.

–	our auditors’ report dated March 30, 2006 on the consolidated balance sheets of Jaguar Mining Inc. (the “Company”) as at December 31, 2005 and 2004, and the consolidated statements of operations, deficit and cash flows for each of the years in the two-year period ended December 31, 2005.

–	our auditors’ report on reconciliation to United States GAAP dated June 15, 2007.
each of which are contained in the Form 40-F of the Company for the fiscal years then ended.

/s/ KPMG LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Canada
June 15, 2007